UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2020

Roman DBDR Tech Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39687	85-2749902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2877 Paradise Rd. #702

Las Vegas, NV 89109

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 650-618-2524

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	DBDRU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	DBDR	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	DBDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Closing of Over-Allotment Option

As previously reported on a Current Report on Form 8-K of Roman DBDR Tech Acquisition Corp. (the “Company”), on November 10, 2020, the Company consummated its initial public offering (the “IPO”) of 22,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-half of one redeemable warrant of the Company (the “Warrants”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $220,000,000. The Company had granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,330,000 additional Units to cover over-allotments, if any. On November 17, 2020, the Underwriters exercised the over-allotment option in part and purchased an additional 1,156,000 Units (the “Over-Allotment Units”), generating gross proceeds of $11,560,000.

As previously reported on a Current Report on Form 8-K of the Company, on November 10, 2020, simultaneously with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 10,375,000 Warrants (the “Private Placement Warrants”) to Roman DBDR Tech Sponsor LLC (the “Sponsor”) at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $10,375,000. In connection with the closing of the purchase of the Over-Allotment Units, the Company sold an additional 462,400 Private Placement Warrants to the Sponsor at a price of $1.00 per Private Placement Warrant, generating an additional $462,400 of gross proceeds.

In addition, the 6,325,000 shares of Class B common stock of the Company (the “Founder Shares”) held by the initial stockholders (prior to the exercise of the over-allotment option) included an aggregate of up to 825,000 Founder Shares subject to forfeiture by certain initial stockholders subject to the extent that the Underwriters’ over-allotment option was not fully exercised. Since the Underwriters exercised the over-allotment option in part, certain initial stockholders forfeited an aggregate of 536,000 Founder Shares on November 17, 2020. The Founder Shares forfeited by the initial stockholders were cancelled by the Company.

An audited balance sheet as of November 10, 2020 reflecting receipt of the net proceeds from the IPO and the sale of the Private Placement Warrants on November 10, 2020, but not the proceeds from the sale of the Over-Allotment Units on November 17, 2020, had been prepared by the Company and previously filed on a Current Report on Form 8-K on November 17, 2020.

Separation of Units

On November 18, 2020, the Company announced that the holders of the Units may elect to separately trade the shares of Class A Common Stock and the Warrants commencing on November 19, 2020. Any Units not separated will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DBDRU”. Any underlying shares of Class A Common Stock and Warrants that are separated will trade on Nasdaq under the symbols “DBDR” and “DBDRW,” respectively. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, to separate the holders’ Units into shares of Class A Common Stock and Warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Press Release, dated November 18, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMAN DBDR TECH ACQUISITION CORP

	By:	/s/ Donald G. Basile
		Name:	Donald G. Basile
		Title:	Chairman of the Board and Co-Chief Executive Officer

Dated: November 19, 2020